Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2000, except for Note 15 for which the date is April 4, 2000 and Note 16 for which the date is November 10, 2000, relating to the consolidated financial statements as of December 31, 1999 and for the year then ended, which appears in MyTurn.com, Inc.'s Current Report on Form 8-K dated November 10, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PriceWaterhouseCoopers LLP
------------------------------

San Francisco, California
December 4, 2000



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